            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens, I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, I.E., 00-0000000. The table below will help determine the number to give the payer.

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                                           GIVE THE                                                        GIVE THE
                                       SOCIAL SECURITY                                             EMPLOYER IDENTIFICATION
  FOR THIS TYPE OF ACCOUNT:               NUMBER OF:              FOR THIS TYPE OF ACCOUNT:               NUMBER OF:
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1. An individual's account      The individual                  9. A valid trust, estate, or    The legal entity (Do not
                                                                   pension trust                furnish the identifying number
                                                                                                of the personal representative
                                                                                                or trustee unless the legal
                                                                                                entity itself is not
                                                                                                designated in the account
                                                                                                title.)(5)

2. Two or more individuals      The actual owner of the         10. Corporate account           The corporation
  (joint account)               account or, if combined funds,
                                the first individual on the
                                account(1)

3. Husband and wife (joint      The actual owner of the         11. Religious, charitable, or   The organization
  account)                      account or, if joint funds,        educational organization
                                the first individual on the        account
                                account(1)

4. Custodian account of a       The minor(2)                    12. Partnership account held    The partnership
  minor (Uniform Gift to                                           in the name of the business
  Minors Act)

5. Adult and minor (joint       The adult or, if the minor is   13. Association, club, or       The organization
  account)                      the only contributor, the          other tax-exempt
                                minor(1)                           organization

6. Account in the name of       The ward, minor, or             14. A broker or registered      The broker or nominee
  guardian or committee for a   incompetent person(3)              nominee
  designed ward, minor, or
  incompetent person

7. (a) The usual revocable      The grantor-trustee(1)          15. Account with the            The public entity
  savings trust account                                            Department of Agriculture
  (grantor is also trustee)                                        in the name of a public
  (b) So-called trust account   The actual owner(1)                entity (such as a State or
  that is not a legal or valid                                     local government, school
  trust under State law                                            district, or prison) that
                                                                   receives agricultural
                                                                   program payments

8. Sole proprietorship account  The owner(4)

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following (Section references are to the Internal Revenue Code):

- A corporation

- A financial institution

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.
  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free government bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.